Exhibit 99.1

Neogen Reports Third Quarter Fiscal Year 2026 Financial Results

•
Fiscal third quarter 2026 revenue of $211.2 million
•
Food Safety revenue growth of 2.6%, Core Growth1 of 4.0%; Animal Safety revenue growth of (20.1%), Core Growth1 of (8.7%) due primarily to third-party supplier challenges in the quarter
•
Net loss of $17.0 million in the third quarter 2026 with GAAP EPS of $(0.08), Adjusted Net Income of $19.4 million and Adjusted EPS of $0.09
•
Third quarter 2026 cash flow from operations of $22.7 million and free cash flow of $11.1 million
•
Adjusted EBITDA1 of $48.2 million; Adjusted EBITDA margins1 of 22.8% increases sequentially by 110 basis points
•
Petrifilm® manufacturing transition remains on track for November FY27; Company has initiated operational and performance validation on multiple single kit units (SKUs)
•
Divestiture of Genomics business unit announced and anticipated to close in 2Q27; Net cash proceeds support net debt-to-adjusted EBITDA1 of less than three times by end of CY2026
•
Raising fiscal year 2026 revenue outlook and maintaining Adjusted EBITDA guidance

1 Non-GAAP financial measures; see explanations and reconciliations that follow

LANSING, April 9, 2026 – Neogen® Corporation (NASDAQ: NEOG), an innovative leader in food safety solutions, announced its financial results for the fiscal third quarter of 2026 and provided updated full fiscal year 2026 financial guidance.

“We continued to make significant progress on our strategic transformation in the third quarter as we look to stabilize and strengthen our core business. We are emboldened by the continued strength in core growth in our Food Safety segment. Combined with our major strategic sales initiatives such as our go-to-market strategy review, our increasing use of metric-based key performance indicators, and our transition to a standardized global solutions based selling approach, we believe we are well positioned for continued fundamental improvement across the organization," said Mike Nassif, Neogen’s Chief Executive Officer and President.

He continued, “In the third quarter our Animal Safety business suffered several third-party, supply-based, setbacks leading to lower-than-anticipated growth, and we are actively engaged in improving these production-related challenges through our supplier qualification and sales and operations planning process. Despite these transient issues, we were able to deliver strong adjusted EBITDA through solid cost control and we continue to see opportunities to drive efficiency through technology and process across the company. We are confident that we will emerge from this fiscal year stronger and more capable as an organization, and increasingly focused on building upon our market leading position in Food Safety through discipline, improved enterprise capabilities, a renewed focus on innovation leadership, and a dramatically improved selling process.”

Financial Highlights

Revenue by Products and Geography

	Three months ended February 28,			Nine months ended February 28,
	2026	2025	Change %	2026	2025	Change %
Food Safety
Natural Toxins & Allergens	$17.9	$17.6	1.7%	$58.3	$58.5	(0.3)%
Bacterial & General Sanitation	42.1	39.9	5.5%	128.7	122.3	5.2%
Indicator Testing & Culture Media	83.0	74.8	11.0%	245.9	232.9	5.6%
Biosecurity Products	3.9	11.8	(66.9)%	14.3	35.7	(59.9)%
Genomics Services	6.2	5.7	8.8%	18.0	17.1	5.3%
Other	3.6	3.0	20.0%	9.1	9.8	(7.1)%
Total Food Safety Revenue	$156.7	$152.8	2.6%	$474.3	$476.3	(0.4)%
Animal Safety
Life Sciences	$1.5	$1.5	—	$4.8	$4.9	(2.0)%
Veterinary Instruments & Disposables	15.5	15.5	—	41.1	45.4	(9.5)%
Animal Care & Other	5.9	10.4	(43.3)%	22.3	26.7	(16.5)%
Biosecurity Products	15.0	23.8	(37.0)%	52.2	66.6	(21.6)%
Genomics Services	16.6	17.0	(2.4)%	50.4	49.3	2.2%
Total Animal Safety Revenue	$54.5	$68.2	(20.1)%	$170.8	$192.9	(11.5)%
Total Revenues	$211.2	$221.0	(4.4)%	$645.1	$669.2	(3.6)%

	Three months ended February 28,			Nine months ended February 28,
	2026	2025	Change %	2026	2025	Change %
Domestic	$102.3	$115.4	(11.4)%	$314.8	$333.5	(5.6)%
International	108.9	105.6	3.1%	330.3	335.7	(1.6)%
Total revenue	$211.2	$221.0	(4.4)%	$645.1	$669.2	(3.6)%

•
Revenues for the third quarter were $211.2 million, a decrease of 4.4% when compared to $221.0 million in the prior year. Core revenue, which excludes the impacts of foreign currency translation, as well as divestitures completed and product lines discontinued in the last 12 months, increased by 0.1%.

•
Food Safety segment revenue was $156.7 million in the third quarter, increasing 2.6% relative to the third quarter of fiscal year 2025. Core Food Safety revenue increased 4.0% on a year-over-year basis. The company saw especially strong growth in the quarter from indicators and culture media which was up 11.0% and from bacterial and general sanitation which was up 5.5%.

•
Animal Safety segment revenue was $54.5 million in the third quarter, decreasing 20.1% relative to the third quarter of fiscal year 2025. Core Animal Safety revenue decreased (8.7%) on a year-over-year basis. The company experienced a number of third-party supplier issues in the quarter, which negatively impacted revenue.

•
Domestic revenue in the quarter was $102.3 million and international revenue was $108.9 million. The company saw strong growth in Europe and Latin America, and U.S growth was negatively impacted by the Animal Safety supplier challenges given sales of these products predominately occur in the U.S.

Summary of Income Statement

	Three months ended February 28,		Nine months ended February 28,
	2026	2025	2026	2025
Revenue	$211.2	$221.0	$645.1	$669.2
Cost of revenues	112.2	110.7	344.4	340.7
Gross profit	99.0	110.3	300.7	328.5
Gross Margin	46.9%	49.9%	46.6%	49.1%
Operating expenses	102.3	104.9	325.4	778.3
Operating loss (income)	$(3.3)	$5.4	$(24.7)	$(449.8)
Operating Margin	(1.6)%	2.4%	(3.8)%	(67.2)%

EBITDA	$22.5	$36.7	$133.7	$(360.7)
EBITDA Margin	10.7%	16.6%	20.7%	(53.9)%

Net (Loss) Income	$(17.0)	$(10.9)	$3.4	$(479.8)
Net (Loss) Earnings Per Diluted Share	$(0.08)	$(0.05)	$0.02	$(2.21)

Adjusted Gross Profit	$109.2	$113.5	$325.9	$344.7
Adjusted Gross Margin	51.7%	51.4%	50.5%	51.5%

Adjusted Operating Income	$42.2	$42.6	$114.8	$126.1
Adjusted Operating Margin	20.0%	19.3%	17.8%	18.8%

Adjusted EBITDA	$48.2	$48.6	$132.4	$143.6
Adjusted EBITDA Margin	22.8%	22.0%	20.5%	21.5%

Adjusted Net Income	$19.4	$20.9	$51.5	$59.6
Adjusted Earnings Per Share	$0.09	$0.10	$0.24	$0.27

•
Gross margin was 46.9% in the third quarter of fiscal 2026. This compares to a gross margin of 49.9% in the same quarter a year ago, with the decrease primarily due to duplicative costs related to the company’s Petrifilm manufacturing transition with some impact from tariff costs and inventory write-offs. Excluding integration-related costs, third quarter Adjusted Gross Margin1 was 51.7% compared to 51.4% in the prior-year quarter.
•
Net loss for the third quarter was $17.0 million, or $(0.08) per diluted share, compared to a net loss of $10.9 million, or $(0.05) per diluted share, in the prior-year period. Adjusted Net Income for the third quarter was $19.4 million, or $0.09 per diluted share, compared to $20.9 million, or $0.10 per diluted share, in the prior-year period.

•
Third-quarter Adjusted EBITDA was $48.2 million, representing an Adjusted EBITDA Margin of 22.8%, compared to $48.6 million and a margin of 22.0% in the prior-year period. The higher adjusted EBITDA Margin was the result predominantly of cost saving initiatives implemented at the end of the first quarter of fiscal year 2027 leading to lower operating expense spend.

Business and Operational Highlights

•
Neogen is currently completing a review of its global go-to-market strategy. As part of this review, the company plans to realign resources to higher‑return markets, establish unified solutions‑based selling standards for all global markets, and enhancing performance rigor through metric-based analysis under new commercial leadership
•
Neogen advanced the transition to its new Petrifilm® manufacturing line. The company has completed validation on 100% of Petrifilm equipment and is actively engaged in both operational and performance validation of multiple SKUs. The company remains on track with previous timelines to have its manufacturing transition completed by November 2026.
•
Neogen announced that it has entered into a definitive agreement to sell its global Genomics business to Zoetis Inc. for a purchase price of $160.0 million, subject to customary closing adjustments. The deal is expected to close by the end of the company’s second quarter of fiscal year 2027. Net proceeds from the transaction after closing costs and taxes are anticipated to be approximately $140.0 million.

Financial Guidance

(in millions)	Updated FY26 Guidance	Previous FY26 Guidance	Increase at Midpoint
Revenue	$857 - $860	$845 - $855	$8.5
Adjusted EBITDA[1]	Approximately $175	Approximately $175	$—

•
The company is increasing its fiscal year 2026 revenue guidance and is now calling for revenue of $857 million to $860 million and is maintaining its adjusted EBITDA guidance of approximately $175 million. This compares with previous revenue guidance which called for revenue of $845 million to $855 million.

Adjusted EBITDA is a non-GAAP measure. The Company is not able to reconcile the Adjusted EBITDA outlook to the most directly comparable GAAP measure, forecasted net income, on a forward-looking basis without unreasonable efforts. This is due to the inherent difficulty in forecasting certain items that are necessary for such reconciliation, including (without limitation) non-cash stock-based compensation expense, integration-related expenses, restructuring and transformation-related costs, impairment charges, and the related tax effects of these items. These items are uncertain, depend on various factors outside of the Company’s control, and could be material to the Company’s results calculated in accordance with GAAP. Accordingly, the Company is unable to provide a probable significance of the unavailable information, but such unavailable information could have a potentially significant impact on the Company’s actual net income for fiscal year 2026.

Conference Call and Webcast

Neogen Corporation will host a conference call today at 8:00 a.m. Eastern Time to discuss the Company’s financial results. The live webcast of the conference call and accompanying presentation materials can be accessed through Neogen’s website at neogen.com/investor-relations. For those unable to access the webcast, the conference call can be accessed by dialing 1-800-549-8228 (North America) or (+1) 646-564-2877 (International) and requesting the Neogen Corporation Third Quarter 2026 Earnings Call (conference ID 70064). A replay of the conference call and webcast will be available shortly following the conclusion of the call, and can be accessed domestically or internationally by dialing 1-888-660-6264 or (+1) 646-517-3975, respectively, and providing the entry code 70064#, or through Neogen’s Investor Relations website at neogen.com/investor-relations.

About Neogen

Neogen Corporation is committed to fueling a brighter future for global food security through the advancement of human and animal well-being. Harnessing the power of science and technology, Neogen has developed comprehensive solutions spanning the Food Safety, Livestock, and Pet Health & Wellness markets. A world leader in these fields, Neogen has a presence in over 140 countries with a dedicated network of scientists and technical experts focused on delivering optimized products and technology for its customers.

Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, statements regarding our outlook, guidance and objectives; plans and expectations relating to our manufacturing transitions (including Petrifilm), supply chain remediation, commercial initiatives and cost-efficiency programs; expected timing and effects of portfolio actions (including the announced divestiture of the genomics business); capital allocation and deleveraging goals; market conditions and demand trends; and any other statements that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will,” and similar expressions, and their negatives.

These “forward-looking statements” are management’s present expectations of future events as of the date hereof and are subject to a number of known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially and adversely from those anticipated.

These risks include, but are not limited to risks relating to the integration of the 3M Food Safety business, risks related to potential tax benefits realized through the 3M transaction, risks related to tariffs and other trade measures, risks related to our international operations and expansion into new geographic markets, risks related to identified material weaknesses in our internal control over financial reporting, risks related to promoting internal growth and identifying and integrating acquisitions, risks related to failure of our systems infrastructure and security breaches of our information systems, risks related to disruption in our manufacturing and service operations, risks related to disruption of third-party package delivery services or pricing increases, risks related to dependence on key suppliers, risks related to the use of distributors for product sales, risks related to the development of new products and technologies, risks related to our ability to maintain a positive reputation, risks related to customer loss, risks related to increased raw material costs, risks related to anti-bribery, trade control, trade sanctions, and anti-corruption laws, risks related to changes in domestic and foreign laws and regulations, risks related to tax audits and changes in tax laws in different jurisdictions, risks related to deterioration in profitability, cash flow, and asset impairments, risks related to competition, risks related to agricultural marketplace, risks related to our substantial indebtedness, risks related to the outcomes of litigation and other legal proceedings, risks related to our ability to obtain and protect intellectual property, risks related to patent infringement challenges, risks related to governmental regulation, risks related to our ability to attract and retain key personnel, risks related to product or service liability claims, risks related to changing political conditions, risks related to climate change, risks related to our inability to meet stakeholder expectations around environmental, social, and governance objectives, risks related to tax legislation, and other factors discussed under the heading “Risk Factors” contained in Item 1A of the company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) on July 30, 2025, as well as any updates to those risk factors filed from time to time in the company’s Quarterly Reports on Form 10-Q or Current

Reports on Form 8-K. Neogen is not under any obligation, and it expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.

Neogen Corporation

Condensed Consolidated Statements of Operations (unaudited)

(in millions, except per share amounts)

	Three months ended February 28,		Nine months ended February 28,
	2026	2025	2026	2025
Revenues
Product revenues	$186.2	$196.5	$569.4	$596.6
Service revenues	25.0	24.5	75.7	72.6
Total Revenues	211.2	221.0	645.1	669.2
Cost of Revenues
Cost of product revenues	96.0	95.8	296.6	293.5
Cost of service revenues	16.2	14.9	47.8	47.2
Total Cost of Revenues	112.2	110.7	344.4	340.7
Gross Profit	99.0	110.3	300.7	328.5
Operating Expenses
Sales and marketing	38.2	44.6	125.5	136.9
General and administrative	60.3	55.8	186.4	165.2
Goodwill impairment	—	—	—	461.4
Research and development	3.8	4.5	13.5	14.8
Total Operating Expenses	102.3	104.9	325.4	778.3
Operating Loss (Income)	(3.3)	5.4	(24.7)	(449.8)
Other (Expense) Income
Interest expense, net	(13.9)	(17.0)	(43.7)	(52.0)
Gain on sale of business	—	—	76.4	—
Other, net	(3.1)	1.9	(4.9)	(0.1)
Total Other (Expense) Income	(17.0)	(15.1)	27.8	(52.1)
(Loss) Income Before Taxes	(20.3)	(9.7)	3.1	(501.9)
Income Tax (Benefit) Expense	(3.3)	1.2	(0.3)	(22.1)
Net (Loss) Income	$(17.0)	$(10.9)	$3.4	$(479.8)
Net (Loss) Income Per Share
Basic	$(0.08)	$(0.05)	$0.02	$(2.21)
Diluted	$(0.08)	$(0.05)	$0.02	$(2.21)
Weighted Average Shares Outstanding
Basic	217.7	217.0	217.4	216.8
Diluted	217.7	217.0	217.9	216.8

Neogen Corporation

Condensed Consolidated Balance Sheets (unaudited)

(in millions, except per share amounts)

	February 28, 2026	May 31, 2025
Assets
Current Assets
Cash and cash equivalents	$159.9	$129.0
Accounts receivable, net of allowance of $4.1 and $5.4	137.1	153.4
Inventories, net of reserves of $16.5 and $16.5	161.7	190.8
Prepaid expenses and other current assets	63.1	53.3
Assets held for sale	68.2	50.4
Total Current Assets	590.0	576.9
Net Property and Equipment	331.9	339.1
Other Assets
Right of use assets	15.7	17.2
Goodwill	1,047.8	1,064.9
Amortizable intangible assets, net	1,341.8	1,410.5
Other non-current assets	31.8	35.2
Total Assets	$3,359.0	$3,443.8
Liabilities and Stockholders’ Equity
Current Liabilities
Current portion of debt	$—	$19.3
Accounts payable	75.2	79.6
Accrued compensation	23.5	14.1
Income tax payable	9.9	5.6
Accrued interest	3.5	11.1
Deferred revenue	3.9	5.6
Other current liabilities	28.2	32.1
Liabilities held for sale	6.4	6.6
Total Current Liabilities	150.6	174.0
Deferred Income Tax Liability	269.2	280.9
Non-current debt	793.3	874.8
Other non-current liabilities	43.5	42.9
Total Liabilities	1,256.6	1,372.6
Commitments and Contingencies
Equity
Preferred stock, $1.00 par value, 0.1 shares authorized, none issued and outstanding	—	—
Common stock, $0.16 par value, 315.0 shares authorized, 217.7 and 217.0 shares issued and outstanding	34.8	34.7
Additional paid-in capital	2,613.1	2,601.8
Accumulated other comprehensive loss	(12.5)	(28.9)
Accumulated deficit	(533.0)	(536.4)
Total Stockholders’ Equity	2,102.4	2,071.2
Total Liabilities and Stockholders’ Equity	$3,359.0	$3,443.8

Neogen Corporation

Condensed Consolidated Statements of Cash Flows (unaudited)

(in millions)

	Nine months ended February 28,
	2026	2025
Cash Flows provided by Operating Activities
Net income (loss)	$3.4	$(479.8)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	86.9	89.2
Deferred income taxes	(15.5)	(33.1)
Share-based compensation	10.4	13.0
Loss on disposal of property and equipment	1.2	0.1
Amortization of debt issuance costs	1.5	2.6
Goodwill and Other asset impairment	—	470.8
Loss on refinancing and extinguishment of debt	0.4	—
Gain on sale of business	(76.4)	—
Other	(0.2)	(0.3)
Change in operating assets and liabilities:
Accounts receivable, net	16.6	9.1
Inventories, net	21.5	(25.1)
Prepaid expenses and other current assets	(10.0)	(6.4)
Accounts payable and accrued liabilities	20.5	6.0
Interest expense accrual	(7.6)	(7.5)
Change in other non-current assets and non-current liabilities	0.3	3.2
Net Cash provided by Operating Activities	53.0	41.8
Cash Flows provided by (used for) Investing Activities
Purchases of property, equipment and intangible assets	(47.3)	(88.5)
Proceeds from the maturities of marketable securities	—	0.3
Proceeds from sale of business, net of cash divested	121.7	—
Proceeds from the sale of property and equipment and other	0.1	4.9
Net Cash provided by (used for) Investing Activities	74.5	(83.3)
Cash Flows (used for) provided by Financing Activities
Issuance of shares related to equity compensation and employee stock purchase plan	1.7	2.2
Tax payments related to share-based awards	(0.7)	(1.5)
Repayment of finance lease	(0.1)	(0.2)
Repayment of outstanding debt	(100.0)	—
Net Cash (used for) provided by Financing Activities	(99.1)	0.5
Effects of Foreign Exchange Rate on Cash	2.5	(1.9)
Net Increase (Decrease) in Cash and Cash Equivalents	30.9	(42.9)
Cash and Cash Equivalents, Beginning of Year	129.0	170.6
Cash and Cash Equivalents, End of Year	$159.9	$127.7
Supplemental cash flow information
Property and equipment obtained for noncash consideration	$—	$0.9
Right of use assets obtained in exchange for new operating lease liabilities	$4.4	$7.0

Statement regarding use of non-GAAP financial measures

This press release includes certain non-GAAP financial measures, which management believes are useful to investors, securities analysts and other interested parties. Management uses Adjusted EBITDA as a key profitability measure. This is a non-GAAP measure that represents EBITDA before certain items that impact comparison of the performance of our business, either period-over-period or with other businesses. Adjusted EBITDA Margin is Adjusted EBITDA for a particular period expressed as a percentage of revenues for that period.

Management uses Adjusted Gross Profit as an additional measure of profitability. Adjusted Gross Profit is a non-GAAP measure that represents net income before certain items that impact comparison of the performance of our business, either period-over-period or with other businesses.

Management uses Adjusted Operating Income as an additional measure of profitability. Adjusted Operating Income is a non-GAAP measure that represents operating income before certain items that impact comparison of the performance of our business, either period-over-period or with other businesses.

Management uses Adjusted Net Income as an additional measure of profitability. Adjusted Net Income is a non-GAAP measure that represents net income before certain items that impact comparison of the performance of our business, either period-over-period or with other businesses.

Core revenue growth is a non-GAAP measure that represents net sales for the period excluding the effects of foreign currency translation rates and the impacts of acquisitions and discontinued product lines, where applicable. Core revenue growth is presented to allow for a meaningful comparison of year-over-year performance without the volatility caused by foreign currency translation rates, or the incomparability that would be caused by the impact of an acquisition, disposal or product line discontinuation.

These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Please see below for a reconciliation of historical non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP.

NEOGEN CORPORATION

RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA (UNAUDITED)

(in millions)

	Three months ended February 28,		Nine months ended February 28,
	2026	2025	2026	2025
Net (Loss) Income	$(17.0)	$(10.9)	$3.4	$(479.8)
Income tax (benefit) expense	$(3.3)	$1.2	$(0.3)	(22.1)
Depreciation and amortization	28.9	29.4	86.9	89.2
Interest expense, net	13.9	17.0	43.7	52.0
EBITDA	$22.5	$36.7	$133.7	$(360.7)
Share-based compensation	1.1	4.2	10.4	13.0
FX transaction loss (gain) on loan and other revaluation (1)	1.9	(0.3)	2.1	(0.2)
Transaction costs (2)	3.7	0.5	8.9	1.6
3M integration costs (3)	0.4	0.6	1.1	5.4
Sample collection transition and ramp up costs (4)	4.6	2.9	13.4	4.7
Petrifilm duplicate manufacturing costs (5)	4.1	0.7	9.8	0.8
Transformation initiatives and related costs (6)	5.3	2.5	16.2	3.3
Restructuring (7)	0.4	0.2	6.9	10.1
Goodwill impairment	—	—	—	461.4
Contingent consideration adjustments	0.9	0.5	0.9	0.5
ERP expense (8)	0.6	0.6	1.7	3.2
Gain on sale of business	—	—	(76.4)	—
Other	2.7	(0.5)	3.7	0.5
Adjusted EBITDA	$48.2	$48.6	$132.4	$143.6
Adjusted EBITDA margin (% of sales)	22.8%	22.0%	20.5%	21.5%

(1)
Net foreign currency transaction loss (gain) associated with the revaluation of foreign-currency-denominated intercompany loans.
(2)
Includes legal, accounting, tax, consulting and other related costs to execute corporate transactions and capital structure initiatives.
(3)
Includes costs associated with 3M transition agreements and related integration costs.
(4)
Includes costs associated with transitioning off the 3M transition contract manufacturing agreement and ramp-up costs associated with our sample collection product line.
(5)
Duplicate costs associated with the startup of Petrifilm manufacturing.
(6)
Includes consulting and other costs, including severance, associated with transformation initiatives.
(7)
Severance, non-cash impairment, and other related exit costs primarily associated with a reduction in our global headcount and global genomics business.
(8)
Expenses related to ERP implementation.

NEOGEN CORPORATION

RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED NET INCOME (UNAUDITED)

(in millions)

	Three months ended February 28,		Nine months ended February 28,
	2026	2025	2026	2025
Net (Loss) Income	$(17.0)	$(10.9)	$3.4	$(479.8)
Amortization of acquisition-related intangibles	22.0	22.9	66.9	69.2
Share-based compensation	1.1	4.2	10.4	13.0
FX transaction loss (gain) on loan and other revaluation (1)	1.9	(0.3)	2.1	(0.2)
Transaction costs (2)	3.7	0.5	8.9	1.6
3M integration costs (3)	0.4	0.6	1.1	5.4
Sample collection transition and ramp up costs (4)	4.6	2.9	13.4	4.7
Petrifilm duplicate manufacturing costs (5)	4.1	0.7	9.8	0.8
Transformation initiatives and related costs (6)	5.3	2.5	16.2	3.3
Restructuring (7)	0.4	0.2	6.9	10.1
Goodwill impairment	—	—	-	461.4
Contingent consideration adjustments	0.9	0.5	0.9	0.5
ERP expense (8)	0.6	0.6	1.7	3.2
Gain on sale of business	—	—	(76.4)	—
Other	2.7	(0.5)	3.7	0.5
Estimated tax effect of above adjustments (9)	(11.3)	(3.0)	(17.5)	(34.1)
Adjusted Net Income	19.4	$20.9	$51.5	59.6
Adjusted Earnings Per Share	$0.09	$0.10	$0.24	$0.27

(1)
Net foreign currency transaction loss (gain) associated with the revaluation of foreign-currency-denominated intercompany loans.
(2)
Includes legal, accounting, tax, consulting and other related costs to execute corporate transactions and capital structure initiatives.
(3)
Includes costs associated with 3M transition agreements and related integration costs.
(4)
Includes costs associated with transitioning off the 3M transition contract manufacturing agreement and ramp-up costs associated with our sample collection product line.
(5)
Duplicate costs associated with the startup of Petrifilm manufacturing.
(6)
Includes consulting and other costs, including severance, associated with transformation initiatives.
(7)
Severance, non-cash impairment, and other related exit costs primarily associated with a reduction in our global headcount and global genomics business.
(8)
Expenses related to ERP implementation.
(9)
Tax effect of adjustments is calculated using projected effective tax rates for each applicable item.

NEOGEN CORPORATION

RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT (UNAUDITED)

(in millions)

	Three months ended February 28,		Nine months ended February 28,
	2026	2025	2026	2025
Gross Profit	$99.0	$110.3	$300.7	$328.5
Transaction costs (1)	0.5	—	0.5	—
3M integration costs (2)	0.4	0.6	1.1	5.4
Sample collection transition and ramp up costs (3)	4.6	2.9	13.4	4.7
Petrifilm duplicate manufacturing costs (4)	4.1	0.7	9.8	0.8
Restructuring (5)	—	(0.3)	—	4.6
Other	0.6	(0.7)	0.4	0.7
Adjusted Gross Profit	$109.2	$113.5	$325.9	$344.7

(1)
Includes certain manufacturing costs to execute corporate transactions.
(2)
Includes costs associated with 3M transition agreements and related integration costs.
(3)
Includes costs associated with transitioning off the 3M transition contract manufacturing agreement and ramp-up costs associated with our sample collection product line.
(4)
Duplicate costs associated with the startup of Petrifilm manufacturing.
(5)
Non-cash impairment and other related exit costs primarily associated with a reduction in our global genomics business.

NEOGEN CORPORATION

RECONCILIATION OF OPERATING (LOSS) INCOME TO ADJUSTED OPERATING INCOME (UNAUDITED)

(in millions)

	Three months ended February 28,		Nine months ended February 28,
	2026	2025	2026	2025
Operating (Loss) Income	$(3.3)	$5.4	$(24.7)	$(449.8)
Amortization of acquisition-related intangibles	22.0	22.9	66.9	69.2
Share-based compensation	1.1	4.2	10.4	13.0
Transaction costs (1)	3.7	0.5	8.3	1.6
3M Integration costs (2)	0.4	0.6	1.1	5.4
Sample collection transition and ramp up costs (3)	4.6	2.9	13.4	4.7
Petrifilm duplicate manufacturing costs (4)	4.1	0.7	9.8	0.8
Transformation initiatives and related costs (5)	5.3	2.5	16.2	3.3
Restructuring (6)	0.4	0.2	6.9	10.1
Goodwill impairment	—	—	—	461.4
ERP expense (7)	0.6	0.6	1.7	3.2
Other	3.3	2.1	4.8	3.2
Adjusted Operating Income	$42.2	$42.6	$114.8	$126.1

(1)
Includes legal, accounting, tax, consulting and other related costs to execute corporate transactions and capital structure initiatives.
(2)
Includes costs associated with 3M transition agreements and related integration costs.
(3)
Includes costs associated with transitioning off the 3M transition contract manufacturing agreement and ramp-up costs associated with our sample collection product line.
(4)
Duplicate costs associated with the startup of Petrifilm manufacturing.
(5)
Includes consulting and other costs, including severance, associated with transformation initiatives.
(6)
Severance, non-cash impairment, and other related exit costs primarily associated with a reduction in our global headcount and global genomics business.
(7)
Expenses related to ERP implementation.

NEOGEN CORPORATION

RECONCILIATION OF GROWTH TO CORE GROWTH

(In millions)

	Q3 FY26	Q3 FY25	Growth	Foreign Currency	Acquisitions / Divestitures	Core Revenue Growth
Food Safety	$156.7	$152.8	2.6%	4.0%	(5.4%)	4.0%
Animal Safety	$54.5	$68.2	(20.1%)	0.5%	(11.9%)	(8.7%)
Total Neogen	$211.2	$221.0	(4.4%)	3.0%	(7.5%)	0.1%

Source: Neogen Corporation

Investor Contact

Scott Gleason

(435) 395-0254

sgleason@neogen.com

Media Contact:
Lauren White
(202) 320-8677
lwhite@neogen.com